Exhibit 99.1

Corporate Development:
Will Price, Vice President, Corporate Development & Integration
response@cornerstone-bb.com

Investor Relations:
Mohsin Syed, Vice President, Corporate Finance & Investor Relations
response@cornerstone-bb.com

Media Relations: Gia Oei, Vice President, Corporate Communications & Culture
response@cornerstone-bb.com
FOR IMMEDIATE RELEASE

Cornerstone Building Brands to Acquire Harvey Building Products and Increase its Exposure to
Repair-and-Remodel(R&R)-Focused Channels

•Adds premier R&R brand in Northeast in Harvey Windows and Doors
•Increases exposure to strategic distribution and dealer channels

CARY, N.C., March 20, 2024 – Cornerstone Building Brands, Inc. ("Cornerstone Building Brands"), a leading manufacturer of exterior building products in North America, has reached an agreement to acquire Harvey Building Products (“Harvey”), a manufacturer of high performing windows and doors, and its portfolio of industry-leading brands: Harvey, SoftLite, and Thermo-Tech. Headquartered in Waltham, Mass., Harvey has approximately 1,200 employees at four manufacturing facilities located throughout the Northeast and Midwest. Harvey specializes in premium, custom windows and doors primarily serving the Eastern United States.

This strategic acquisition increases Cornerstone Buildings Brands’ exposure to the Repair & Remodel (R&R) end market and strengthens its offering in distribution and dealer channels, adding premium products to its portfolio.

“Harvey Building Products has a strong reputation as a premium R&R manufacturer and is an ideal addition to Cornerstone Building Brands as we forge ahead in our journey to be a premier exterior building products company,” said Rose Lee, President and Chief Executive Officer of Cornerstone Building Brands. “This transaction will strengthen our presence across the Northeast and the Midwest with key leading brands. It will also enable us to be a stronger partner of choice for our customers and to better serve them.”

Justin St. Hilaire, President of Harvey Building Products, added, “We are thrilled to be joining Cornerstone Building Brands as this new partnership will mark an exciting chapter in Harvey’s growth journey. The company’s strong customer focus, deep channel relationships, and extensive product breadth make it a perfect partner to accelerate our future growth while continuing our mission of delivering a quality experience to our internal and external stakeholders. We are immensely thankful to our previous owner, Dunes Point Capital, for helping us reach this stage of development.”

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com

Cornerstone Building Brands expects the transaction to be accretive through purchasing synergies and revenue growth opportunities. The transaction, subject to regulatory approval and customary closing conditions, is expected to close in the second quarter of 2024.

About Cornerstone Building Brands

Cornerstone Building Brands is a leading manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and Repair & Remodel (R&R) markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multi-channel distribution platform and expansive national footprint includes approximately 18,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and Environmental, Social and Governance (ESG) responsibility are embedded in our culture. We are committed to contributing positively to the communities where we live, work and play. For more information, visit us at cornerstonebuildingbrands.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause Cornerstone Building Brands’ actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to: statements concerning our ability to satisfy the closing conditions of the transaction, including regulatory approvals; our ability to consummate the transaction on the anticipated timing, if at all; and other risks and uncertainties. In addition to these factors, we encourage you to review the “Risk Factors” set forth in the our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings with the SEC, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements set forth in this communication. Cornerstone Building Brands expressly disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com